Offer to Purchase for Cash
           All Outstanding Shares of Class A and Class B Common Stock
                                       of
                              CONCORD FABRICS INC.
                                       at
                              $7.875 NET PER SHARE
                                       by

                              CONCORD MERGER CORP.

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON SEPTEMBER 10, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

      Enclosed for your consideration are the Supplement to Offer to Purchase dated August 31, 1999 (the "Supplement to Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by Concord Merger Corp., a Delaware corporation ("Purchaser"), to purchase all of the outstanding shares of Class A Common Stock, par value $.50 per share (the "Class A Shares"), and Class B Common Stock, par value $.50 per share (the "Class B Shares" and together with the Class A Shares, the "Shares"), of Concord Fabrics Inc., a Delaware corporation (the "Company"), at $7.875 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

      1. The tender price is $7.875 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

      2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on September 10, 1999, unless the Offer is extended.

      3. The Offer is being made pursuant to an Agreement and Plan of Merger, and amended as of August 4, 1979 dated as of July 29, 1999 (the "Merger Agreement"), between Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Purchaser or any wholly owned subsidiary of the Company or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

      4. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and unanimously recommends that stockholders accept the Offer and approve the Merger.

      5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which constitute a majority of each class of the Shares outstanding on a fully diluted basis not then owned by Purchaser, beneficially and of record. Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Pursuant to the Merger Agreement, the Purchaser may, without the consent of the Company, (i) extend the Offer beyond the scheduled Expiration Date (as defined in the Offer to Purchase) if, at the scheduled Expiration Date, any of the conditions to Purchaser's obligation to accept for payment, and to pay for, the Shares, is not satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation or interpretation of the Securities and Exchange Commission or the staff thereof applicable to the Offer, or (iii) extend the Offer for any aggregate period of not more than 10 business days beyond the latest applicable date that would otherwise be permitted under clause (i) or (ii), if as of such date, all of the conditions to Purchaser's obligations to accept for payment, and to pay for, the Shares are satisfied or waived, but the number of Shares validly tendered and not withdrawn pursuant to the Offer equals 80 percent or more, but less than 90 percent, of the outstanding Shares on a fully diluted basis; provided, however, that if any condition remains unsatisfied on the initial Expiration Date, at the request of the Company, Purchaser shall extend the Offer from time to time until five business days after such condition is satisfied (provided that Purchaser shall not be required to extend the Offer beyond 35 calendar days after such initial scheduled Expiration Date).

      6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of any book-entry transfer) an Agent's Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, should be sent to ChaseMellon, the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

      The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of
Purchaser by [      ] or one or more registered brokers or dealers licensed
under the laws of such jurisdictions.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.


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

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                            ALL OUTSTANDING SHARES OF
                        CLASS A and CLASS B COMMON STOCK
                                       of
                              CONCORD FABRICS INC.
                                       by
                              CONCORD MERGER CORP.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement to Offer to Purchase dated August 31, 1999 and the related Letter of Transmittal, in connection with the offer by Concord Merger Corp., a Delaware corporation, to purchase for cash all outstanding shares of Class A Common Stock, par value $.50 per share (the "Class A Shares"), and Class B Common Stock, par value $.50 per share (the "Class B Shares" and together with the Class A Shares, the "Shares"), of Concord Fabrics Inc., a Delaware corporation.

      This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:             , 1999

NUMBER OF SHARES TO BE TENDERED: ________________ SHARES*

Signature(s): __________________________________________________________________

              __________________________________________________________________

Please Print Name(s): __________________________________________________________

Please Print Address(es): ______________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Tax Identification or Social Security Number(s): _______________________________

* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
(our) account will be tendered.


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